Exhibit 10.3



                        AMENDMENT TO EMPLOYMENT AGREEMENT

                                  July 15, 1998

     Reference is made to that certain Employment Agreement dated September 12, 1994 and amended by amendments dated March 31, 1996 and April 28, 1997, between Springfield Institution for Savings and ("SIS") and John F. Treanor ("Employee") (the "Employment Agreement")

     This Amendment is intended to amend certain provisions contained in the Employment Agreement, and is being entered into as of the date set forth above by and among SIS and Employee. The Employment Agreement as and to the extent amended by this Amendment, is and shall continue to be in full force and effect and shall be affected by this Amendment only to the extent specified herein.

     In consideration of the premises and mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:


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     1. The  first  sentence  of  Section  4(a)  (Termination  Benefits)  of the
Employment Agreement shall be and hereby is amended and restated in its entirety to read as follows:

     Upon the termination of the Executive's employment by the Bank as described in Section 3(a) hereof, the Bank shall be obligated to make a lump sum severance payment, within thirty (30) days of such termination to the Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, in an amount equal to the sum of two (2) year's salary (at the then applicable annual salary of the Executive) plus twice the annual bonus received by the Executive with respect to the most recent year ended prior to the termination of the Executive's employment as to which the Executive received a bonus

     2. The first sentence of Section 4(b) (Termination Benefits) of the Employment Agreement shall be and hereby is amended and restated in its entirety to read as follows:

     Upon the termination of the Executive's employment by the Bank as described in Section 3(b) hereof, the Bank shall be obligated to make a lump sum severance payment, within thirty (30) days of such termination to the Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, in an amount equal to the sum of one (1) year's salary (at the then applicable annual salary of the Executive) plus an amount equal to the bonus received by the Executive with respect to the most recent year ended prior to the termination of the Executive's employment as to which the Executive received a bonus.


     IN WITNESS WHEREOF, SIS has caused this Amendment to be executed and delivered by its duly authorized officers and Employee has executed and delivered this Amendment in his individual capacity, all as of the day and year first above written.


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                                     SPRINGFIELD INSTITUTION FOR SAVINGS

                                     /s/  F. William Marshall, Jr.
                                     Name:  F. William Marshall, Jr.
                                     Title:  President & CEO


                                     /s/  John F. Treanor
                                     John F. Treanor